Exhibit 10.51

PROMISSORY NOTE

St. Louis, Missouri

$17,500,000	June 28, 2013

1. Obligation. FOR VALUE RECEIVED, THOROUGHBRED RESOURCES, LLC, a Delaware limited liability company (“Borrower”), hereby promises to pay to the order of ARMSTRONG ENERGY, INC., a Delaware corporation (the “Lender”), on or before July 15, 2013 (the “Maturity Date”), the principal sum of SEVENTEEN MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($17,500,000) (the “Loan). All payments under this Note shall be made in lawful money of the United States of America and in immediately available funds at the principal office of Lender or at such other place in the state of St. Louis as the holder hereof may from time to time designate in writing to the Borrower.

2. Use of Proceeds. The proceeds of the Loan made by the Lender to the Borrower under this Note shall be used solely to make a down payment to Peabody Energy, Inc., and/or its affiliates, in connection with the purchase of certain coal reserves and other real property interests located in Muhlenberg and McLean Counties, Kentucky, generally referred to as the “Thoroughbred Reserves”.

3. Events of Default. The Borrower will be deemed to be in default under this Note upon the occurrence of any of the following events (each an “Event of Default”): (i) upon the Borrower’s failure to make any payment under this Note within fifteen (15) days of the date when due, whether at the Maturity Date or otherwise; (ii) the failure of the Borrower to perform any obligation under this Note, or upon any other breach by the Borrower of this Note that is not cured within thirty (30) days after written notice thereof from the Lender to the Borrower, unless such failure cannot reasonably be cured within such thirty (30) day period, in which event the Borrower shall not be in default hereunder if it commences to cure such failure within such thirty (30) day period and thereafter cures the same with due diligence; (iii) upon the filing regarding the Borrower, or any of them, of any voluntary or involuntary petition for relief under the United States Bankruptcy Code or the initiation of any proceeding under any other liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency or reorganization law or other law for the general relief of debtors, whether federal law of the United States of America or law of any other jurisdiction; or (iv) upon the execution by the Borrower, or any of them, of an assignment for the benefit of creditors or the appointment of a receiver, custodian, trustee or similar party to take possession of the Borrower’s, or any of their, assets or property.

4. Acceleration; Remedies On Default. Upon the occurrence of an Event of Default described in Section 4(iii) or 4(iv) above, this Note shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by the Borrower. During the continuance of any other Event of Default, the Lender at any time and from time to time may without notice to the Borrower declare any or all of this Note immediately due and payable, and this Note shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by the Borrower. In addition, upon the occurrence of an Event of Default the Lender will have, without limitation of its rights and remedies under this Note, and may pursue any legal or equitable remedies that are available to it.

5. Prepayment. The Borrower may voluntarily prepay any portion of the Loan prior to the Maturity Date. The Borrower shall make mandatory prepayments of amounts owed under this Note to the extent of any cash proceeds the Borrower receives on account of (i) any sale of all or substantially all of the assets of the Borrower, or (ii) any merger, consolidation, reorganization or other transaction involving the Borrower after giving effect to which the holders of a majority of the outstanding equity interests (on a fully diluted basis) of the Borrower immediately prior to such transaction will not own a majority of the outstanding equity interests immediately following such transaction.

6. Governing Law. The validity, construction and performance of this Note will be governed by the internal laws of the State of Missouri, excluding that body of law pertaining to conflicts of law.

7. Attorneys’ Fees; Waivers. If this Note is placed in the hands of an attorney for collection after an Event of Default, or if all or any part of the indebtedness represented hereby is proved, established or collected in any court or in any bankruptcy, receivership, debtor relief, probate or other court proceedings, the Borrower agrees to pay reasonable attorneys’ fees and collection costs to the holder hereof in addition to the amounts payable hereunder. The Borrower, hereby waives demand, presentment for payment, protest, notice of protest, notice of intention to accelerate the maturity of this Note, notice of the acceleration of the maturity of this Note, notice of acceptance of this Note, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity, all setoffs and counterclaims and any and all other act event or condition which would otherwise be a defense available to Borrower.

8. Due Authorization; No Conflicts. The Borrower represents and warrants to the Lender that: (i) it is duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (ii) it has all power and authority to enter into this Note and that this Note and the transactions contemplated herein have been approved by all requisite action by its directors, members or managers, as applicable, (iii) this Note constitutes a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, and (iv) neither the execution, the delivery or performance of this Note conflicts with any applicable law, any organizational document of Borrower, or any agreement, judgment, license, order or permit applicable to or binding upon Borrower or any of its properties.

IN WITNESS WHEREOF the undersigned, by its duly authorized person, has executed this Note as of the date first set forth above.

THOROUGHBRED RESOURCES, LLC

By:	/s/ Martin D. Wilson
Martin D. Wilson, President

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